Exhibit 23.2

                         Consent of Independent Auditors

      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Option and Long-Term Incentive Compensation Plan, as amended, of Robocom Systems International Inc. of our report dated July 12, 2004, with respect to the financial statements of Robocom Systems International Inc. included in the Annual Report on Form 10-KSB for the year ended May 31, 2004.


                                                /s/ Eisner & Lubin, LLP

New York, New York
October 4, 2004